                                                                    Exhibit 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 18, 2000 relating to the financial statements, which appears in the 1999 Annual Report to Shareholders, which is incorporated by reference in Neurogen Corporation's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.


                                                PRICEWATERHOUSECOOPERS LLP

Hartford, Connecticut
July 14, 2000